UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 26, 2013

NATIONSTAR MORTGAGE HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35449	45-2156869
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Highland Drive

Lewisville, Texas 75067

(Address of principal executive offices)

(469) 549-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 26, 2013, Nationstar Mortgage Holdings Inc. issued a press release announcing the final results of exchange offers (the “Exchange Offers”) by its wholly-owned subsidiaries Nationstar Mortgage LLC and Nationstar Capital Corporation (together, the “Issuers”). The Exchange Offers pertained to all of the Issuers’ outstanding $375,000,000 aggregate principal amount of 9.625% Senior Notes due 2019 (the “2019 Initial Notes”), $400,000,000 aggregate principal amount of 7.875% Senior Notes due 2020 (the “2020 Initial Notes”) and $600,000,000 aggregate principal amount of 6.500% Senior Notes due 2021 (the “2021 Initial Notes” and, together with the 2019 Initial Notes and the 2020 Initial Notes, the “Initial Notes”), which were not registered under the Securities Act of 1933, as amended (the “Act”), for $375,000,000 aggregate principal amount of 9.625% Senior Notes due 2019 (the “2019 Exchange Notes”), $400,000,000 aggregate principal amount of 7.875% Senior Notes due 2020 (the “2020 Exchange Notes”) and $600,000,000 aggregate principal amount of 6.500% Senior Notes due 2021 (the “2021 Exchange Notes” and, together with the 2019 Exchange Notes and the 2020 Exchange Notes the “Exchange Notes”), which have been registered under the Act.

Wells Fargo Bank, National Association, acting as exchange agent for the Exchange Offers, advised the Issuers that all of the $1,375,000,000 aggregate principal amount of the Initial Notes have been validly tendered for exchange, representing 100% of the principal amount of the outstanding Initial Notes. The Issuers accepted all of the Initial Notes validly tendered and not withdrawn.

The press release announcing the results of the Exchange Offers is filed herewith as exhibit 99.1, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release of Nationstar Mortgage Holdings Inc. dated June 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nationstar Mortgage Holdings Inc.

Date: June 26, 2013	By:	/s/ David C. Hisey
David C. Hisey Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Nationstar Mortgage Holdings Inc. dated June 26, 2013